UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2017

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 Harvard Mill Square, Suite 210

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (781) 246-3343

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On December 22, 2017, Russell Smith entered into a stay bonus agreement (the “Agreement”) with Edgewater Technology, Inc. (“Company”). The Agreement provides the Mr. Smith shall be eligible to receive either (but not both of) a sale bonus or a retention bonus (collectively referred to as the “Stay Bonus”), subject to Mr. Smith’s continued employment through specified dates. The Stay Bonus, if payable under the Agreement, will be paid in cash. Mr. Smith is the President of Fullscope, Inc., a wholly-owned subsidiary of the Company.

Under the Agreement, in the event a Sale Event is consummated on or before March 31, 2018 (a “Qualifying Sale Event”), Mr. Smith shall receive an aggregate cash payment in an aggregate amount equal to $450,000 (the “Sale Bonus”). The Sale Bonus shall be paid to Mr. Smith as follows: (A) 50% of the Sale Bonus shall be paid to Mr. Smith within 30 days following the date of consummation of the Qualifying Sale Event, subject to Mr. Smith’s continued employment with the Company Group through such date; and (B) 50% of the Sale Bonus shall be paid to Mr. Smith within 30 days following the one-year anniversary of the date of consummation of the Qualifying Sale Event (the “Anniversary Date”), subject to Mr. Smith’s continued employment with the Company and its subsidiaries (the “Company Group”)(or its successor) through such Anniversary Date.

Additionally, in the event a Qualifying Sale Event is not consummated, Mr. Smith shall receive an aggregate cash payment in an amount equal to $225,000 (the “Retention Bonus”). The Retention Bonus shall be paid to Mr. Smith within 30 days following March 31, 2018 (the “Retention Date”), subject to Mr. Smith’s continued employment with the Company Group through the Retention Date.

Under the terms of the Agreement, a “Sale Event” shall mean the earlier to occur of (A) a Corporate Transaction (other than a sale of all or substantially all of the Company’s assets) or (B) a sale, divestiture or other disposition of the Company’s Fullscope division, whether by a disposition of the equity of the applicable Subsidiary or the disposition of all or substantially all of the assets of such division.

The term “Corporate Transaction” means any transaction in which (i) any person or group of persons becomes, directly or indirectly, the “beneficial owner” of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, or (ii) a merger or consolidation of the Company with any other corporation or entity is consummated regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Edgewater Technology, Inc. Stay Bonus Agreement by and among the Company, Edgewater Technology, Inc. and Russell Smith, dated as of December 22, 2017.

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SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    December 27, 2007

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Timothy R. Oakes
Name: Title:	Timothy R. Oakes Chief Financial Officer (Principal Financial Officer)